                                                                    Exhibit 99.1
                                                                    ------------




                           HALTER MARINE GROUP, INC.

                                 $160,000,000

                4 1/2% Convertible Subordinated Notes due 2004

                              Purchase Agreement

                               September 9, 1997



                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

                         MERRILL LYNCH, PIERCE, FENNER
                             & SMITH INCORPORATED

                                 $160,000,000


                4 1/2% Convertible Subordinated Notes due 2004

                                      of

                           Halter Marine Group, Inc.

                              PURCHASE AGREEMENT



                                                               September 9, 1997


DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER
     & SMITH INCORPORATED
c/o Donaldson, Lufkin & Jenrette
     Securities Corporation
     277 Park Avenue
     New York, New York 10005

Dear Sirs:

          Halter Marine Group, Inc., a Delaware corporation (the "Company"),
                                                                  -------
proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Merrill Lynch, Pierce, Fenner & Smith Incorporated
              ---
(each, an "Initial Purchaser" and, collectively, the "Initial Purchasers") an
           -----------------                          ------------------
aggregate of $160,000,000 in principal amount of its 4 1/2% Convertible Subordinated Notes due 2004 (the "Firm Notes"), subject to the terms and
                                  ----------
conditions set forth herein. The Company also proposes to issue and sell to the Initial Purchasers, from time to time as set forth below, an aggregate of not more than an additional $25,000,000 in principal amount of its 4 1/2% Convertible Subordinated Notes due 2004 (the "Additional Notes"), if requested
                                              ----------------
by the Initial Purchasers as provided in Section 2 hereof. The Firm Notes and the Additional Notes are herein collectively referred to as the "Notes". The
                                                                 -----
Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), between the
 ---------
Company and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee"),
                                                                -------
pursuant to which the Notes, as provided therein, will be convertible at the option of the holders thereof into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). The Notes and the Common Stock
                            ------------
issuable upon conversion thereof are herein collectively referred to as the "Securities".
 ----------

          1.   Offering Memorandum.  The Notes will be offered and sold to the
               -------------------
Initial Purchasers pursuant to one or more exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Act"). The Company
                                                             ---
has prepared a preliminary offering memorandum, dated August 25, 1997 (the

"Preliminary Offering Memorandum") and a final offering memorandum, dated
 -------------------------------
September 9, 1997 (the "Offering Memorandum"), relating to the offer and sale of
                        -------------------
the Notes. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

          Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

          "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)(A "QIB"), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), OR (C) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER

     EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING."

          2.   Agreements to Sell and Purchase.
               -------------------------------

               (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, (i) the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, the principal amounts of Firm Notes set forth opposite the name of each such Initial Purchaser on Schedule A hereto at a purchase price equal to 97.25% of the principal amount thereof (the "Purchase
                                                                     --------
Price"), and (ii) the Company agrees to issue and sell to the Initial Purchasers
-----
the Additional Notes, and the Initial Purchasers shall have the right to purchase, severally and not jointly, from the Company, from time to time, up to $25,000,000 in principal amount of Additional Notes at the Purchase Price. Additional Notes may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Notes. The Purchase Price payable by the Initial Purchasers for the Notes shall not include any accrued interest on the Notes.

               (b) The Initial Purchasers may exercise their right to purchase Additional Notes in whole or in part from time to time by giving written notice thereof to the Company at any time within 30 days after the date of this Agreement. DLJ shall give any such notice on behalf of the Initial Purchasers and such notice shall specify the aggregate principal amount of Additional Notes to be purchased pursuant to such exercise and the date of payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date, (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Notes are to be purchased, each Initial Purchaser, severally and not jointly, agrees to purchase from the Company the principal amount of Additional Notes which bears the same proportion to the total principal amount of Additional Notes to be purchased from the Company as the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser on Schedule A hereto bears to the total principal amount of the Firm Notes.

               (c) The Company hereby agrees (and the Company shall, concurrently with the execution of this Agreement, deliver letter agreements executed by each of the directors and executive officers of the Company, pursuant to which each such person agrees) not to offer, sell, grant any option to purchase or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for, or any warrants, options or rights to purchase or acquire, Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any Common Stock, or enter into any agreement to do any of the foregoing, for a period of 90 days after the date of the Offering Memorandum, other than (i) as a gift or gifts, provided the donee or donees thereof agree in writing to be bound by such letter agreement, (ii) transfers to a transferor's affiliates, as such term is defined in Rule 405 promulgated under the Act, provided the transferee agrees in writing to be bound by such letter agreement, or (iii) with the prior written consent of DLJ. Notwithstanding the foregoing, during such 90-day period, the Company (i) may grant stock options, and may issue shares of Common Stock upon exercise of stock options granted, pursuant to the Company's 1996 Stock Option and Incentive Plan and (ii) may offer, sell, grant any option to purchase or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or in any manner transfer all or a portion of the economic consequences associated with the ownership of Common Stock, in connection with the Company's acquisition (directly or indirectly) of assets of, or an ownership interest in, another business or entity, provided, however, that, without the prior written consent of DLJ, the Company may not (iii) register the shares of Common Stock referred to in clause
(ii) of this sentence under the Act for such 90-day period or (iv) grant any registration rights with respect to the shares of Common Stock referred to in clause (ii) of this sentence that are exercisable within such 90-day period.

          3.   Terms of Offering.
               -----------------

               (a) The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Notes
                                          --------------
purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"), (ii) not more than 10 institutional "accredited
                     ----
investors", as defined in Rule 501(a) (1), (2), (3) or (7) under the Act, who, prior to their purchase of Notes, deliver to the Initial Purchasers a letter in the form attached to the Offering Memorandum as Annex A (each, an "Accredited
                                                                   ----------
Institution") and (iii) persons permitted to purchase the Notes in offshore
-----------
transactions in reliance upon Regulation S under the Act (each, a "Regulation S
                                                                   ------------
Purchaser") (such persons specified in clauses (i), (ii) and (iii) above being
---------
referred to herein as the "Eligible Purchasers"). The Initial Purchasers will
                           -------------------
offer the Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof (plus accrued interest, if any, from the Closing Date). Such price may be changed at any time without notice.

               (b) Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the registration rights agreement (the "Registration

Rights Agreement"), to be dated the Closing Date, in substantially the form of
----------------
Exhibit A hereto, for so long as such Securities constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances
                                         ----------
set forth therein, a shelf registration statement pursuant to Rule 415 under the Act (the "Registration Statement") relating to the resale of the Securities and
          ----------------------
to use all reasonable efforts to cause the Registration Statement to be declared effective and remain effective and usable for the period specified in the Registration Rights Agreement. This Agreement, the Indenture, the Notes and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents".
        -------------------

          4.   Delivery and Payment.
               --------------------

               (a) Delivery to the Initial Purchasers of, and payment of the Purchase Price for, the Firm Notes shall be made at the offices of Baker & Botts, L.L.P. in Dallas, Texas, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on September 15, 1997 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the "Closing Date".
                               ------------

               (b) Delivery to the Initial Purchasers of, and payment of the Purchase Price for, any Additional Notes to be purchased by the Initial Purchasers shall be made at the offices of Baker & Botts, L.L.P. in Dallas, Texas, at 9:00 a.m., New York City time, on such date or dates (individually, an "Option Closing Date"), which may be the same as the Closing Date but shall in
 -------------------
no event be earlier than the Closing Date, as the Initial Purchasers shall designate pursuant to the exercise notice given by DLJ on behalf of the Initial Purchasers pursuant to Section 2(b) hereof. Any Option Closing Date and the location of delivery of and payment for the Additional Notes may be varied by agreement between the Initial Purchasers and the Company.

               (c) Notes sold by the Initial Purchasers to QIBs and pursuant to Regulation S under the Act ("Regulation S") will be represented by one or more
                             ------------
Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal
                                          ---
amount corresponding to the aggregate principal amount of the Notes sold to QIBs and pursuant to Regulation S (collectively, the "Global Note"). Notes sold by
                                                 -----------
the Initial Purchasers to Accredited Institutions will be represented by one or more Notes in definitive form, registered in the names of such Accredited Institutions (as provided by the Initial Purchasers to the Company at least two business days prior to the Closing Date or the Option Closing Date, as applicable), having an aggregate principal amount corresponding to the aggregate principal amount of the Notes sold to Accredited Institutions (collectively, the "Accredited Institution Note"). On the Closing Date and each Option Closing
 ---------------------------
Date, if any, the Global Note and the Accredited Institution Note shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to an account designated by the Company. The Global Note and the Accredited Institution Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date or the Option Closing Date, as the case may be.

          5.   Agreements of the Company.  The Company hereby agrees with the
               -------------------------
Initial Purchasers as follows:

               (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Securities for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to
Section 5(d) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose, and (ii) of the happening of any event during the period referred to in Section 5(c) hereof that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading leading in any material respect. The Company shall use commercially reasonable efforts to prevent the issuance of any stop order suspending the qualification or exemption from qualification of any Securities under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption from qualification of any Securities under any state securities or Blue Sky laws, the Company shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

               (b) To furnish the Initial Purchasers and counsel for the Initial Purchasers as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. Subject to the Initial Purchasers' compliance with their representations, warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

               (c) During the period prior to the earlier of the expiration of nine months after the date of the Offering Memorandum and the date of completion of the sale of the Notes by the Initial Purchasers, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object within two business days after being so advised and (ii) if any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading in any material respect, or if it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to the Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading in any material respect, or so that the Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

               (d) Prior to the sale of all Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Securities for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably designate in writing prior to the date of this Agreement, and to continue such qualification in effect so long as reasonably required for the distribution of the Securities and to file such consents to service of process or other documents as may be reasonably necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

               (e) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make
                                                  ------------
available to any holder of Securities in connection with any sale thereof and any prospective purchaser of such Securities from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.
  ---------------------

               (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and accountants of the Company in connection with the sale and delivery of the Notes to the Initial Purchasers and pursuant to Exempt Resales and the issuance and delivery of Common Stock upon conversion of the Notes, and all other fees or expenses of the Company in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements) specified in Sections 5(b) and 5(c) hereof prior to or during the period specified in Section 5(c) hereof, including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by them in the quantities specified herein, (ii) all costs and expenses of the Company related to the transfer and delivery of the Notes to the Initial Purchasers and pursuant to Exempt Resales and the issuance and delivery of the Common Stock issuable upon conversion of the Notes, and any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Securities, (iv) all expenses in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Securities, (vi) all expenses and listing fees in connection with the application for quotation of the Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL market ("PORTAL") and
                ----                                                ------
the application for listing of the underlying Common Stock on the American Stock Exchange, (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Registration Statement, as set forth in the Registration Rights Agreement, and (xi) all other costs and expenses of the Company incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

               (g) To use commercially reasonable efforts to effect the inclusion of the Notes on PORTAL.

               (h) To use commercially reasonable efforts to obtain the approval of DTC for "book-entry" transfer of the Securities, and to comply with all of its agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

               (i) To use commercially reasonable efforts to cause the Common Stock issuable upon conversion of the Notes to be listed on the American Stock Exchange prior to the Closing Date.

               (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) the offering or sale of which would be integrated with the sale of the Notes to the Initial Purchasers or pursuant to Exempt Resales or the issuance of the Common Stock upon conversion of the Notes, in a manner that would require the registration of any such sale or issuance of the Securities under the Act.

               (k) To the extent lawful, not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

               (l) To comply with all of its agreements set forth in the Registration Rights Agreement.

               (m) To use commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and any Option Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

          6.   Representations, Warranties and Agreements of the Company.  As of
               ---------------------------------------------------------
the date hereof, the Company represents and warrants to, and agrees with, the Initial Purchasers that:

               (a) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, as of the respective dates thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. The Company acknowledges for all purposes of this Agreement (including Section 8 hereof) that the last paragraph on the cover page of the Offering Memorandum and the fourth, eleventh and twelfth paragraphs under the caption "Plan of Distribution" in the Offering Memorandum constitute the only written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement to either of them) and that the Initial Purchasers shall not be deemed to have provided any other information (and therefore are not responsible for any such statements or omissions). No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

               (b) Each of the Company and its Material Subsidiaries (as defined herein) has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). As
                                                   -----------------------
used in this Agreement, "Material Subsidiaries" means the following subsidiaries
                         ---------------------
of the Company: Halter Marine, Inc., a Nevada corporation, Gulf Coast Fabrication, Inc., a Mississippi corporation, Halter Marine Gulfport, Inc., a Nevada corporation, TDI-Halter, Inc., a Texas corporation, and Maritime Holdings, Inc., a Delaware corporation.

               (c) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights. The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof in the Offering Memorandum. The Company has the authorized and outstanding capital stock as set forth in the Offering Memorandum.

               (d) All of the outstanding shares of capital stock of each of the Company's Material Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien").
 ----

               (e) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and
(iii) rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

               (f) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Indenture has been validly executed and delivered by the Company and the Trustee, the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date and each Option Closing Date, the Indenture will conform as to legal matters to the description thereof in the Offering Memorandum.

               (g) The Notes have been duly authorized by the Company and, on the Closing Date and each Option Closing Date, as applicable, will have been validly issued, executed and delivered by the Company. When the Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date and each Option Closing Date, as applicable, the Notes will conform as to legal matters to the description thereof in the Offering Memorandum.

               (h) The Notes are convertible into Common Stock in accordance with the terms of the Indenture. The shares of Common Stock issuable upon conversion of the Notes have been duly authorized and reserved for issuance and, when issued and delivered by the Company upon conversion of the Notes, will be validly issued, fully paid and nonassessable and will conform as to legal matters to the description thereof in the Offering Memorandum.

               (i) The issuance of the Securities will not be subject to any preemptive or similar rights.

               (j) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens issued or created by the Company or any subsidiary thereof entitling any person to purchase or otherwise acquire any shares of capital stock of, or other ownership interests in, the Company or any subsidiary thereof, except as otherwise disclosed in the Offering Memorandum.

               (k) The Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Registration Rights Agreement has been validly executed and delivered by the Company and the Initial Purchasers, the Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as
(i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) rights to indemnity and contribution thereunder may be limited by federal or state securities laws. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

               (l)  Neither the Company nor any of its Material Subsidiaries is
(i) in violation of its respective charter or by-laws or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries or their respective property is bound, except for any such default that would not have a Material Adverse Effect.

               (m) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company, compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or regulatory body, administrative agency or other governmental body (except such as may be required under the Act (in the case of the Registration Statement) and under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the

Company or any of its Material Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries or their respective property is bound, or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its Material Subsidiaries or their respective property.

               (n) Except as otherwise set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject, and to the best of the Company's knowledge, no such proceedings are threatened or contemplated, which, in either case, would result, singly or in the aggregate, in a Material Adverse Effect.

               (o) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any
                                                   ------------------
federal or state law relating to discrimination in the hiring, promotion or pay of employees or any applicable federal or state wages and hours laws, or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

               (p) Based on the prior experience of the Company and its subsidiaries with respect to compliance with Environmental Laws, the Company has reasonably concluded that the costs and liabilities associated with compliance by the Company and its subsidiaries with Environmental Laws are not likely to have, singly or in the aggregate, a Material Adverse Effect.

               (q) Each of the Company and its subsidiaries has such permits, licenses, franchises and authorizations of all governmental or regulatory authorities (each, an "Authorization"), including, without limitation, under any
                       -------------
applicable Environmental Laws, as are necessary to own, lease, license and operate its properties and to conduct its business, except where the failure to have any such Authorization would not, singly or in the aggregate, have a Material Adverse Effect. Each of the Company and its subsidiaries is in compliance with all material obligations with respect to such Authorizations; and no event has occurred which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results in any other material impairment of the rights of the holder of any such Authorization; and, except as disclosed in the Offering Memorandum, such Authorizations contain no restrictions that are materially burdensome to the Company or any of its Material Subsidiaries; except, in each case described in this sentence, as would not, singly or in the aggregate, have a Material Adverse Effect.

               (r) The accountants, Ernst & Young LLP, that have certified the financial statements of the Company included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to the Company, as required by the Act and the Exchange Act. The historical financial statements, together with the notes thereto, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to prospectuses included in registration statements on Form S-1 under the Act.

               (s) The historical financial statements, together with the notes thereto, forming part of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendment or supplement thereto), present fairly, in all material respects, the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Preliminary Offering Memorandum and the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Preliminary Offering Memorandum and the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

               (t) The pro forma financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum (and any amendment or supplement thereto) have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries (except for the pro forma adjustments specified therein) and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly in all material respects the historical and proposed transactions described therein; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in prospectuses included in registration statements on Form S-1 under the Act.

               (u) The Company is not and, immediately after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (v) Except as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

               (w) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

               (x) Assuming the Initial Purchasers comply with their representations, warranties and agreements set forth in Section 7 hereof, the Company is not required to deliver the information specified in Rule 144A(d) in connection with the resale by the Initial Purchasers of the Securities as set forth in Section 3(a) hereof.

               (y) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

               (z) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company or any of its affiliates or representatives (other than the Initial Purchasers, as to whom the Company makes no representation) in connection with the offer and sale of the Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

               (aa) Prior to the effectiveness of the Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

               (bb) None of the Company, any of its affiliates nor any person acting on behalf of any of them (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Securities. The Company and its affiliates and all persons acting on behalf of any of them (other than the Initial Purchasers, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States.

               (cc) No registration under the Act of the Notes is required for the sale of the Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales or for the issuance and delivery of the Common Stock issuable upon conversion of the Notes, assuming the accuracy of the Initial Purchasers' representations, warranties and agreements set forth in Section 7 hereof.

               (dd) All indebtedness of the Company and its subsidiaries that will be repaid with the proceeds of the issuance and sale of the Notes was incurred, and the indebtedness represented by the Notes is being incurred, for proper purposes and in good faith, and each of the Company and its subsidiaries
(i) was at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes and will be on the Closing Date and each Option Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes sold on such date) solvent, (ii) had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes and will have on the Closing Date and each Option Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes sold on such date) sufficient capital for carrying on their respective business and (iii) were at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes and will be on the Closing Date and each Option Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes sold on such date) able to pay their respective debts as they mature.

               (ee) To the Company's knowledge, no action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, prevents the issuance or sale of the Securities or suspends the issuance or sale of the Securities; and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities.

               (ff) The Company and its subsidiaries have filed all applicable federal, state and local tax returns on a timely basis and paid all such applicable taxes that are shown to be due thereon.

               (gg) Except as otherwise set forth in the Offering Memorandum or such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole, each of the Company and its subsidiaries has good and defensible title, free and clear of all liens, claims, encumbrances and restrictions (except (i) liens for taxes not yet due and payable, (ii) liens existing or arising under law or contract in favor of surety companies or Trinity and providing security in connection with obligations of such parties under surety arrangements or under bid or performance guarantees relating to contractual obligations of the Company or a subsidiary thereof in the ordinary course of business or (iii) other liens existing or arising in the ordinary course of business that are not material to the Company and its subsidiaries, taken as a whole), to all property and assets described in the Offering Memorandum as being owned by it. All leases to which the Company or any of its Material Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which would result in any Material Adverse Effect, and the Company and its Material Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Material Subsidiary.

               (hh) Each of the Company and its subsidiaries maintains reasonably adequate insurance.

               (ii) The offer, issuance and sale by the Company of the Securities will not adversely affect the tax-free status of the Trinity Distribution, and the Company has received a written opinion of KPMG Peat Marwick LLP to that effect (the "Tax Opinion"), an accurate and complete copy of
                                 -----------
which has been furnished to the Initial Purchasers.

               (jj) The Company is subject to and in material compliance with the reporting requirements of Section 13 of the Exchange Act.

               (kk) No bid or purchase by the Company, and no bid or purchase that may be attributed to the Company (as a result of bids or purchases by an "affiliated purchaser" within the meaning of Rule 100 of Regulation M under the Exchange Act), for or of the Common Stock, any securities of the same class or series as the Common Stock or any securities immediately convertible into or exchangeable for or that represent any right to acquire Common Stock, is now pending or in progress or will have commenced at any time prior to the completion of the resale of the Notes by the Initial Purchasers.

               (ll) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

          The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          7.   Initial Purchasers' Representations and Warranties.  Each of the
               --------------------------------------------------
Initial Purchasers, severally and not jointly, represents and warrants to, and agrees with, the Company that:

               (a) Such Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Notes.

               (b) Such Initial Purchaser (i) is not acquiring the Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Notes only (x) to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, (y) to not more than 10 Accredited Institutions that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Memorandum and (z) to non-U.S. persons in offshore transactions in reliance upon Regulation S.

          (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Notes only to, and will solicit offers to buy the Notes only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, (B) not more than 10 Accredited Institutions who make the representations contained in, and execute and return to the Initial Purchaser, a certificate in the form of Annex A attached to the Offering Memorandum and (C) Regulation S Purchasers, in each case, that agree that (x) the Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Notes, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 under the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Note (the form of which is substantially the same as Annex A to the Offering Memorandum) and, if requested by the Company, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement under the Act and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

          (e) None of such Initial Purchaser nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Notes.

          (f) The Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

          (g) The sale of the Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (h) Such Initial Purchaser agrees that it has offered the Notes and will offer and sell the Notes (i) as part of its distribution at any time and
(ii) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Notes, except such advertisements as are permitted by and include the statements required by Regulation S.

          (i) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Notes sold pursuant hereto in reliance on Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Closing Date, to a U.S. person (as defined in Rule 902 under the Act) or for the account or benefit of a U.S. person (other than a distributor (as defined in Rule 902 under the Act)).

          (j) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes by it in reliance on Regulation S to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

               "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or
     (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Securities Act (or pursuant to another available exemption from the registration requirements under the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

          (k) Such Initial Purchaser further represents and agrees that (i) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

          (l) Such Initial Purchaser agrees that it will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

          The Initial Purchasers acknowledge that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

          8.   Indemnification.
               ---------------

               (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) such Initial Purchaser, and the respective officers, directors, partners, employees, representatives and agents of such Initial Purchaser or any such controlling person, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(e) hereof or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Initial Purchaser furnished in writing to the Company by or on behalf of such Initial Purchaser expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, claims, damages, liabilities and judgments purchased Notes, or any person controlling such Initial Purchaser, if a copy of the Offering Memorandum (or any supplements or amendments) was not sent or given by or on behalf of such Initial Purchaser, if required by law so to have been delivered, at or prior to the sale of such Notes to such person, and if the Offering Memorandum (or any supplement or amendment) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

          (b) Each of the Initial Purchasers, severally and not jointly, agrees to indemnify and hold harmless the Company, each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company and the respective officers, directors, partners, employees, representatives and agents of the Company or any such controlling person, to the same extent as the foregoing indemnity from the Company to such Initial Purchaser but only with reference to information relating to such Initial Purchaser furnished in writing to the Company by or on behalf of such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (and not with respect to information furnished by any other Initial Purchaser).

          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) hereof (the "indemnified party"), the indemnified party shall promptly notify the
      ----------- -----
person against whom such indemnity may be sought (the "indemnifying party") in
                                                       ------------ -----
writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b) hereof, the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised in writing by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to an actual or reasonably anticipated material conflict of interest between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such separate firm of attorneys shall be designated in writing by DLJ, in the case of the parties indemnified pursuant to
Section 8(a) hereof, and by the Company, in the case of parties indemnified pursuant to Section 8(b) hereof. The indemnifying party shall not be liable for any settlement of any such action effected without its written consent but if settled with its written consent, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any and all losses or liability by reason of such settlement. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second sentence of this paragraph and such indemnifying party shall not have reimbursed the indemnified party in accordance with such request within 30 business days after receipt by such indemnifying party of the aforesaid request, the indemnifying party agrees that it shall pay interest on such unreimbursed amounts from the date of such request at the indemnifying party's borrowing rate for funds borrowed from its principal lender plus 2% per annum. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers, bear to the total price to investors of the Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, an Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were sold to investors in Exempt Resales exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Notes purchased by each of the Initial Purchasers hereunder and not joint.

          9.   Conditions of Initial Purchasers' Obligations.  The several
               ---------------------------------------------
obligations of the Initial Purchasers to purchase the Firm Notes under this Agreement on the Closing Date and to purchase Additional Notes under this Agreement on any Option Closing Date are subject to the satisfaction of each of the following conditions:

               (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date or the Option Closing Date, as the case may be, with the same force and effect as if made on and as of the Closing Date or the Option Closing Date.

          (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of any rating of the Company or the Notes by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Act, and (ii) no such rating organization shall have given notice that it has assigned a lower rating to the Notes than that on which the Notes were marketed (other than, in each such case, a downgrading of any rating of the Company or the Notes that has occurred solely as a result of the increase in the aggregate principal amount of the Notes being sold to the Initial Purchasers from the amount reflected in the Preliminary Offering Memorandum).

          (c) Since the respective dates as of which information is given in the Offering Memorandum, other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), is material and adverse and, in the judgment of the Initial Purchasers, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum.

          (d) The Initial Purchasers shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate dated the Closing Date or the Option Closing Date, as the case may be, signed by the President and the Chief Financial Officer of the Company, confirming the matters set forth in Sections 9(a), 9(b) and 9(c) hereof.

          (e) The Initial Purchasers shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion (satisfactory to the Initial Purchasers and counsel for the Initial Purchasers), dated the Closing Date or the Option Closing Date, as the case may be, of Baker & Botts, L.L.P., counsel for the Company, to the effect that:

               (i) each of the Company and its Material Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business and to own, lease and operate its properties as described in the Offering Memorandum;

               (ii) all the outstanding shares of capital stock of the Company have been duly authorized by all necessary corporate action on behalf of the Company and are validly issued, fully paid and nonassessable, and to such counsel's knowledge, none of the outstanding shares of capital stock of the Company were issued in violation of or subject to any preemptive rights or other similar rights to subscribe for or purchase the same arising under the Certificate of Incorporation or Bylaws of the Company or the General Corporation Law of the State of Delaware; the shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized by all necessary corporate action on behalf of the Company, have been reserved for issuance upon conversion and, when issued and delivered by the Company upon conversion of the Notes, will be validly issued, fully paid and nonassessable; and to such counsel's knowledge, there are no preemptive rights or other similar rights to subscribe for or purchase the Securities arising under the Certificate of Incorporation or Bylaws of the Company or the General Corporation Law of the State of Delaware;

               (ii) all the outstanding shares of capital stock of each of the Company's Material Subsidiaries are owned of record and, to such counsel's knowledge, beneficially by the Company or a subsidiary thereof, free and clear, to such counsel's knowledge, of any Lien, except for such Liens as are described in the Offering Memorandum;

               (iv) the Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents;

               (v) the Notes have been duly authorized by all necessary corporate action on the part of the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally and
          (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

               (vi) the Indenture has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally and
          (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

               (vi) this Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company;

               (vi) the Registration Rights Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

               (ix) the Notes, the Indenture and the Registration Rights Agreement conform as to legal matters in all material respects to the descriptions thereof contained in the Offering Memorandum;

               (x) the statements under the caption "Description of Capital Stock" in the Offering Memorandum, insofar as such statements constitute a summary of the Certificate of Incorporation and Bylaws of the Company and of the General Corporation Law of the State of Delaware which relate to the Common Stock, fairly present in all material respects the information called for therein;

               (xi) the statements under the caption "Plan of Distribution" in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings; and

               (xi) the execution, delivery and performance of this Agreement and the other Operative Documents by the Company will not (A) result in a violation of the charter or by-laws of the Company, (B) to such counsel's knowledge, result in a breach or violation of or constitute (either alone or with notice or the passage of time, or both) a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound that is filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, (C) result in a violation of any existing statute, rule or regulation of any governmental body of the United States of America or the State of Texas or (solely with respect to the General Corporation Law of the State of Delaware) the State of Delaware or (D) to such counsel's knowledge, result in a violation of any existing judgment, order, writ, injunction or decree of any court or governmental body of the United States of America or the State of Texas or (solely with respect to the General Corporation Law of the State of Delaware) the State of Delaware that specifically names the Company or any of its subsidiaries or is directed at any of their respective properties (provided, however, that such counsel need express no opinion with respect to compliance with any federal or state securities or antifraud law, rule or regulation except as otherwise specifically stated in the opinion of such counsel), except for any such violation, breach or default referred to in clause (A),
          (B), (C) or (D) above which would not prevent or adversely affect in any material respect the performance of this Agreement or any of the other Operative Documents or have a Material Adverse Effect;

               (xi) to such counsel's knowledge, relying solely on certificates of officers of the Company, (A) there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which are required to be described in the Offering Memorandum and are not so described, and (B) there are no contracts or other documents which are required to be described in the Offering Memorandum and which are not so described (assuming for purposes of clauses (A) and (B) above that the disclosure requirements applicable to prospectuses contained in registration statements on Form S-1 under the Act apply to the Offering Memorandum);

               (xi) the Company is not and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               (xv) as of the date of such opinion, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA; and

                    (xv) no registration under the Act of the Notes is required for the sale of the Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming
               (A) that the Initial Purchasers are QIBs, (B) that the purchasers who buy the Notes in the Exempt Resales are either QIBs, a limited number of Accredited Institutions or Regulation S Purchasers, (C) the accuracy of the Initial Purchasers' representations contained in this Agreement, (D) the accuracy of the Company's representations in this Agreement, (E) with respect to Accredited Institutions or Regulation Purchasers, the accuracy of the representations made by each Accredited Institution as set forth in the letter of representation executed by such Accredited Institution in the form of Annex A to the Offering Memorandum,
               (F) that the certificates representing the Notes bear the legends contemplated by the Indenture and (G) receipt by the purchasers to whom the Initial Purchasers initially resell the Notes of a copy of the Offering Memorandum at or prior to the delivery of confirmation of sale.

          Such counsel shall also include, in a separate paragraph of its opinion, statements to the following effect: Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed. Although such counsel did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness (except to the extent stated in subparagraphs (ix), (x) and (xi) of this paragraph (e)) of the statements contained in the Offering Memorandum, such counsel advises the Initial Purchasers that, on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Offering Memorandum, as amended or supplemented, if applicable (other than (i) the financial statements (including the notes thereto and the auditors' reports thereon) included therein and (ii) the other financial and statistical information included therein, as to which such counsel has not been asked to comment), as of the issue date thereof or at the Closing Date or any Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers of the Company and its subsidiaries and of governmental officials, in which case their opinion is to state that they are so doing. Such counsel shall also be entitled to state that its opinion is limited to the laws of the United States of America, the State of Texas and (with respect to the enforceability of the Notes, the Indenture and the Registration

Rights Agreement) the State of New York and the General Corporation Law of the State of Delaware; provided, however, that (i) for purposes of the opinions described in Sections 9(e)(i) and 9(e)(iii) as such opinions relate to the Company's Material Subsidiaries, such counsel may assume that the laws of the respective states of incorporation of such Material Subsidiaries are identical in all substantive respects to the General Corporation Law of the State of Delaware and (ii) for purposes of the opinions described in Section 9(e)(i) as to due incorporation, valid existence and good standing, such counsel may base such opinions exclusively on certificates of appropriate governmental authorities. The opinion of Baker & Botts, L.L.P. described in this Section 9(e) shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

          (f) The Initial Purchasers shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion, dated the Closing Date or the Option Closing Date, as the case may be, of Thompson & Knight, P.C., counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as the Initial Purchasers may reasonably require.

          (g) The Initial Purchasers shall have received, at the Closing Date and each Option Closing Date, if any, in form and substance reasonably satisfactory to the Initial Purchasers, letters dated the Closing Date or the Option Closing Date, as appropriate, in substantially the form and substance of the letters delivered to the Initial Purchasers by Ernst & Young LLP, independent public accountants, and KPMG Peat Marwick LLP, independent public accountants, on the date of this Agreement.

          (h) The Notes shall have been approved by the NASD for trading and duly listed in PORTAL. DTC shall have approved the Securities for "book-entry" transfer. The Common Stock issuable upon conversion of the Notes shall have been approved for listing on the American Stock Exchange, subject to official notice of issuance.

          (i) The Initial Purchasers shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company and the Trustee.

          (j) The Company shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

          (k) The Initial Purchasers shall have received a letter, dated the Closing Date and each Option Closing Date, from KPMG Peat Marwick LLP confirming that the Tax Opinion has not been withdrawn or modified in any material respect and that no facts have come to its attention that might cause such a withdrawal or modification.

               (l) The banks under the Existing Credit Facility shall have executed and delivered to the Company the waiver agreement described in the letter dated September 9, 1997 from Whitney National Bank to the Initial Purchasers, as required by the terms of such letter.

               (m) The Initial Purchasers shall have received certificates of officers of the Company and of governmental officials as to such other matters as the Initial Purchasers may reasonably request.

               (n) The Company shall not have failed at or prior to the Closing Date or the Option Closing Date, as the case may be, to perform or comply with any of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date or the Option Closing Date.

          10.  Effectiveness of Agreement and Termination.  This Agreement shall
               ------------------------------------------
become effective upon the execution and delivery of this Agreement by the parties hereto.

          This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Offering Memorandum, unless such change or development has been expressly disclosed in the Offering Memorandum, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the earnings, affairs or business prospects of the Company or any of its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in the judgment of the Initial Purchasers, make it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum, (iii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iv) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, or rule or order of any court or other governmental authority which in the opinion of the Initial Purchasers materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its subsidiaries, taken as a whole, (vi) the declaration of a banking moratorium by either federal or New York State authorities, or (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the opinion of the Initial Purchasers has a material adverse effect on the financial markets in the United States.

          If on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase the Firm Notes or Additional Notes, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Firm Notes or Additional Notes, as the case may be, which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Firm Notes set forth opposite its name on Schedule A hereto bears to the aggregate principal amount of the Firm Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as such non-defaulting Initial Purchasers may specify, to purchase the Firm Notes or Additional Notes, as the case may be, which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Firm Notes or Additional Notes, as the case may be, which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Firm Notes or Additional Notes, as the case may be, without the written consent of such Initial Purchaser. If on the Closing Date or an Option Closing Date, as the case may be, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Firm Notes or Additional Notes, as the case may be, and the aggregate principal amount of the Firm Notes or Additional Notes, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either the Initial Purchasers or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

          11.  Miscellaneous.  Notices given pursuant to any provision of this
               -------------
Agreement shall be addressed as follows: (i) if to the Company, to 13085 Industrial Seaway Road, Gulfport, Mississippi 39503, Attention: John Dane III, and (ii) if to any Initial Purchaser, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention:
Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the respective officers or directors of the Initial Purchasers, any person controlling an Initial Purchaser, the Company, the officers or directors of the Company, or any person controlling the Company, (ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them in connection with the proposed offering of the Notes. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(f) hereof.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Initial Purchasers merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers.


                               Very truly yours,

                               HALTER MARINE GROUP, INC.



                               By: /s/ John Dane III
                                   -------------------------------------------
                                   Name:  John Dane III
                                   Title: Chairman, President and
                                          Chief Executive Officer

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER
    & SMITH INCORPORATED

Acting severally on behalf of themselves:

By: Donaldson, Lufkin & Jenrette
    Securities Corporation


    By: /s/ Michael L. Crow
        --------------------------------
        Name: Michael L. Crow
        Title: Sr. Vice President

                                  SCHEDULE A

                                                            Principal Amount
                  Initial Purchaser                          of Firm Notes
                  -----------------                         ----------------
Donaldson, Lufkin & Jenrette
      Securities Corporation..............................      $ 80,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated........      $ 80,000,000

            Total.........................................      $160,000,000